UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2007

Polypore International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32266	43-2049334
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

11430 North Community House Road, Suite 350, Charlotte, NC	28277
(Address of principal executive offices)	(Zip code)

(704) 587-8409

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2007, Polypore, Inc. (“Polypore”), a wholly owned subsidiary of Polypore International, Inc. (the “Company”), merged with and into the Company.  On July 31, 2007, the Company, the Guarantors (as defined therein) and The Bank of New York, as trustee (the “Trustee”), executed the Second Supplemental Indenture (the “Second Supplemental Indenture”) supplementing the Indenture, dated as of May 13, 2004, by and among Polypore, the Guarantors and the Trustee (as amended, supplemented or otherwise modified, the “Indenture”), relating to Polypore’s 8¾% Senior Subordinated Notes due 2012 (the “8¾% Notes”).  Pursuant to the Second Supplemental Indenture, the Company, as successor by merger to Polypore, assumed Polypore’s obligations with respect to the due and punctual payment of the principal of, premium, if any, and interest on all of the 8¾% Notes and the performance of every covenant and all obligations of Polypore under the 8¾% Notes, the Indenture and the Registration Rights Agreement, dated as of May 13, 2004, by and among Polypore, the Guarantors, and the initial purchasers named therein, to be performed or observed on the part of Polypore.  Each of the Guarantors confirmed its obligations under the Indenture, the related guarantees and the 8¾% Notes.

The Second Supplemental Indenture is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 16, 2007, the Company announced that it had completed its tender offer to purchase for cash its 10½% Senior Discount Notes due 2012 (the “10½% Notes”).  The tender offer expired on July 13, 2007.  As of the expiration time, $299,480,000 aggregate principal amount at maturity of the 10½% Notes were tendered, representing approximately 99.83% of the aggregate principal amount at maturity outstanding.

On July 30, 2007, the Trustee, on behalf of the Company and at the Company’s expense, provided notice of redemption to the holders of the remaining 10½% Notes outstanding.  Pursuant to the terms of the Indenture, dated as of October 18, 2004, between the Company and the Trustee (the “10½% Indenture”), once notice of redemption is mailed, the 10½% Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice.  The aggregate redemption price is $515,182 and the redemption date is August 29, 2007.  The Company deposited the aggregate redemption price with the Trustee on July 30, 2007.

On July 30, 2007, the Company satisfied and discharged the 10½% Indenture.  Upon such satisfaction and discharge, the 10½% Indenture ceased to be of further effect (except for certain rights of the Trustee).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1                        Second Supplemental Indenture, dated as of July 31, 2007, between Polypore International, Inc., the Guarantors (as defined therein) and The Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Polypore International, Inc.

	By:	/s/ Phillip Bryson
Name: Phillip Bryson
Title: General Counsel and Assistant Secretary

Date: August 3, 2007